Exhibit 99.n(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 10, 2021, with respect to the financial statements of MassMutual Private Equity Funds LLC included herein.

/s/ KPMG LLP

Hartford, Connecticut
December 17, 2021